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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Ambac Assurance Corporation:


         We consent to the incorporation by reference in the registration statement (No. 333-43278) of Bear Stearns Asset Backed Securities, Inc. (the "Registrant"), and in the Prospectus Supplement of the Registrant (the "Prospectus Supplement") via the Form 8-K of the Registrant dated March 16, 2001, of our report dated January 21, 2000 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, which report appears in the Annual Report on Form10-K of Ambac Financial Group, Inc., (which was filed with the Securities and Exchange Commission on March 30, 2000), and to the reference of our firm under the heading "Experts" in the Prospectus Supplement.


                                                        /s/ KPMG LLP
                                                ---------------------------


New York, New York
March 16, 2001

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